                                                                      EXHIBIT 16

                          SECURITIES PURCHASE AGREEMENT

         This Securities Purchase Agreement (as it may be amended from time to time, this "Agreement"), is entered into as of January 16, 2004 by and among Morgan Stanley Dean Witter Equity Funding, Inc., a Delaware corporation ("MSDW"), Originators Investment Plan, L.P., a Delaware limited partnership ("OIP"), Augustine Fund LP, an Illinois limited partnership ("Augustine"), John Thomas Hurvis Revocable Trust, an Illinois trust ("Hurvis Trust"), and Richard
P. Kiphart, an individual ("Kiphart"). Collectively, MSDW and OIP are referred to herein as the "Sellers" and either may be referred to as a "Seller". Collectively, Augustine, Hurvis Trust and Kiphart are referred to herein as the "Purchasers" and any of them may be individually referred to as a "Purchaser".

                              W I T N E S S E T H:

         WHEREAS, each Seller is the record and beneficial owners of certain shares of the Series A Convertible Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock") and shares of the common stock, par value $0.0001 per share (the "Common Stock") of Electric City Corp., a Delaware corporation (the "Company"), and certain warrants to purchase shares of the Common Stock ("Common Stock Warrants"); and

         WHEREAS, each Seller desires to sell certain shares of Series A Preferred Stock, certain shares of Common Stock and certain Common Stock Warrants, and each Purchaser desires to purchase some of such securities from each Seller, in the amounts and for the purchase price and otherwise on the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto hereby agree as follows:

                             ARTICLE 1 - DEFINITIONS

         1.1 The following terms when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings, such meanings to be equally applicable to the singular and plural forms thereof:

                  "Agreement" shall have the meaning set forth in the preamble of this Agreement.

                  "Ancillary Agreements" means, collectively, the Investor Rights Agreement, the Stock Trading Agreement and the Stockholders Agreement.

                  "Closing" shall have the meaning set forth in Section 2.3 hereof.

                  "Closing Date" shall have the meaning set forth in Section 2.3 hereof.

                  "Commission" means the United States Securities and Exchange Commission or any other Governmental Authority at the time administering the Securities Act or the Exchange Act.

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                                                                      EXHIBIT 16

                  "Commission Documents" shall have the meaning set forth in
         Section 4.1(a) hereof.

                  "Common Stock" has the meaning set forth in the first WHEREAS clause of this Agreement.

                  "Common Stock Warrants" has the meaning set forth in the first WHEREAS clause of this Agreement.

                  "Company" has the meaning set forth in the first WHEREAS clause of this Agreement.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

                  "Governmental Authority" means the government of any nation, state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "Investor Rights Agreement" means that certain Investor Rights Agreement dated as of July 31, 2001, by and among the Company and the other parties thereto, as amended, restated, modified or supplemented and in effect from time to time.

                  "Person" shall mean any individual, partnership, limited liability company, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

                  "Placement Agent" means Delano Securities Group, LLC.

                  "Purchasers" shall have the meaning set forth in the preamble of this Agreement. "Purchaser" shall mean one of the Purchasers, as applicable in the context.

                  "Securities" means the shares of Series A Preferred, shares of Common Shares and the Common Stock Warrants which are to be sold by the Sellers to the Purchasers under this Agreement.

                  "Securities Act" means the Securities Act of 1933, as amended, and any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same may be in effect from time to time.

                  "Series A Preferred Stock" has the meaning set forth in the first WHEREAS clause of this Agreement.

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                                                                      EXHIBIT 16

                  "Stock Trading Agreement" means that certain Stock Trading Agreement dated as of July 31, 2001, by and among the Company and the other parties thereto, as amended, restated, modified or supplemented and in effect from time to time.

                  "Stockholders Agreement" means that certain Investor Rights Agreement dated as of July 31, 2001, by and among the Company and the other parties thereto, as amended, restated, modified or supplemented and in effect from time to time.

                  "Transactions" shall have the meaning set forth in Section 3.1(b).

                  "Warrant Certificate" means a warrant certificate evidencing Common Stock Warrants, and any replacement certificate issued by the Company in respect thereof pursuant to transfer and sale of Common Stock Warrants pursuant to Closing of the Transactions under this Agreement.

                   ARTICLE 2 - SALE AND PURCHASE OF SECURITIES

         2.1 Sale and Purchase of Securities from MSDW. Subject to the terms and conditions herein set forth, MSDW hereby agrees to sell to each Purchaser, and each Purchaser severally for itself only agrees to purchase from MSDW, at the Closing, the number of shares of Series A Preferred Stock, the number of shares of Common Stock and the number of Common Stock Warrants, for the aggregate purchase price, set forth opposite such Purchaser's name on
Schedule I hereto. Each Purchaser's obligations under this Section 2.1 are expressly not conditioned upon the purchase by any other Purchaser of any of the Securities that the other Purchasers hereunder have severally agreed to purchase from MSDW, or on the closing of the sale and purchase of Securities from OIP contemplated by Section 2.2 hereof, and no default by any Purchaser under this
Section 2.1 or under Section 2.2, or by OIP under Section 2.2, shall excuse any other Purchaser from performing its obligations under this Section 2.1.

         2.2 Sale and Purchase of Securities from OIP. Subject to the terms and conditions herein set forth, OIP hereby agrees to sell to each Purchaser, and each Purchaser severally for itself only agrees to purchase from OIP, at the Closing, the number of shares of Series A Preferred Stock, the number of shares of Common Stock and the number of Common Stock Warrants, for the aggregate purchase price, set forth opposite such Purchaser's name on Schedule II hereto. Each Purchaser's obligations under this Section 2.2 are expressly not conditioned upon the purchase by any other Purchaser of any of the Securities that the other Purchasers hereunder have severally agreed to purchase from OIP, or on the closing of the sale and purchase of Securities from MSDW contemplated by Section 2.1 hereof, and no default by any Purchaser under this Section 2.2 or under Section 2.1, or by MSDW under Section 2.1, shall excuse any other Purchaser from performing its obligations under this Section 2.2.

         2.3 Closing. Subject to the satisfaction or waiver of the conditions to closing set forth in Article 3, the closing of the purchase and sale of the Securities (the "Closing") shall take place at 1:00 p.m. Central Time on January 20, 2004 (the "Closing Date"), at the offices of the counsel for the Placement Agent, or at such other date, time and/or location as is mutually agreed upon by the Sellers and the Purchasers.

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                                                                      EXHIBIT 16

                               ARTICLE 3 - CLOSING

         3.1 Purchasers' Conditions to Closing With MSDW. Each Purchaser's obligation to purchase and pay for the Securities to be purchased by such Purchaser from MSDW at the Closing is subject to the satisfaction (or waiver by such Purchaser), on or before the Closing Date, of each of the following conditions:

                  (a) Receipt of Securities. Such Purchaser shall have received delivery of stock certificates and Warrant Certificates evidencing the Securities to be sold to such Purchaser in accordance with Section 3.6;

                  (b) No Litigation; No Order. No action, suit or proceeding relating to the transactions contemplated by this Agreement (the "Transactions") shall be pending that seeks to restrain or prevent any of the Transactions, and no order (including, without limitation, a temporary restraining order), decree, writ, judgment or injunction shall be in effect that restrains, enjoins or prevents the consummation of the Transactions;

                  (c) Representations and Warranties. MSDW's representations and warranties set forth in this Agreement shall have been true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality, in which case, such representations and warranties shall be true and correct without further qualification) when made and shall continue to be true and correct in all material respects on the Closing Date (except, in either case, to the extent that any of such representations and warranties are specifically made as of a date prior to the date of this Agreement, in which case such representations and warranties shall have been true and correct as of the applicable earlier date(s));

                  (d) Compliance with this Agreement. MSDW shall have performed and complied with all of the covenants, agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Company on or before the Closing Date; and

                  (e) Consents and Approvals. All consents, waivers, approvals, exemptions, authorizations, or other actions by, or notices to, or filings with, any Governmental Authority, self-regulatory agency and other Persons necessary or required in connection with the execution, delivery or performance by MSDW or enforcement against MSDW of this Agreement in connection with the consummation of the Transactions shall have been obtained or made and be in full force and effect.

         3.2 MSDW's Conditions to Closing. MSDW's obligation to sell and transfer the Securities to be sold by it to each Purchaser at the Closing is subject to the satisfaction (or waiver by MSDW), on or before the Closing Date, of each of the following conditions:

                  (a) Receipt of Purchase Price. MSDW shall have received from such Purchaser payment of the purchase price payable by such Purchaser by wire transfer of immediately available funds to the account specified for MSDW on Schedule III hereto;

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                                                                      EXHIBIT 16

                  (b) No Litigation; No Order. No action, suit or proceeding relating to the Transactions shall be pending that in the reasonable good faith judgment of MSDW seeks to restrain or prevent any of the Transactions and has a reasonable probability of success;

                  (c) Representations and Warranties. Such Purchaser's representations and warranties set forth in this Agreement shall have been true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality, in which case, such representations and warranties shall be true and correct without further qualification) when made and shall continue to be true and correct in all material respects on the Closing Date (except, in either case, to the extent that any of such representations and warranties are specifically made as of a date prior to the date of this Agreement, in which case such representations and warranties shall have been true and correct as of the applicable earlier date(s));

                  (d) Compliance with this Agreement. Such Purchaser shall have performed and complied with all of the covenants, agreements and conditions set forth or contemplated herein that are required to be performed or complied with by such Purchaser on or before the Closing Date; and

                  (e) Consents and Approvals. All consents, waivers, approvals, exemptions, authorizations, or other actions by, or notices to, or filings with, any Governmental Authority, self-regulatory agency and other Persons necessary or required in connection with the execution, delivery or performance by such Purchaser or enforcement against such Purchaser of this Agreement in connection with the consummation of the Transactions shall have been obtained or made and be in full force and effect.

         3.3 Purchasers' Conditions to Closing With OIP. Each Purchaser's obligation to purchase and pay for the Securities to be purchased by such Purchaser from OIP at the Closing is subject to the satisfaction (or waiver by such Purchaser), on or before the Closing Date, of each of the following conditions:

                  (a) Receipt of Securities. Such Purchaser shall have received delivery of stock certificates and Warrant Certificates evidencing the Securities to be sold to such Purchaser in accordance with Section 3.6;

                  (b) No Litigation; No Order. No action, suit or proceeding relating to the Transactions shall be pending that seeks to restrain or prevent any of the Transactions, and no order (including, without limitation, a temporary restraining order), decree, writ, judgment or injunction shall be in effect that restrains, enjoins or prevents the consummation of the Transactions;

                  (c) Representations and Warranties. OIP's representations and warranties set forth in this Agreement shall have been true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality, in which case, such representations and warranties shall be true and correct without further qualification) when made and shall continue to be true and correct in all material respects on the Closing Date (except, in either case, to the extent that any of such

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                                                                      EXHIBIT 16

         representations and warranties are specifically made as of a date prior to the date of this Agreement, in which case such representations and warranties shall have been true and correct as of the applicable earlier date(s));

                  (d) Compliance with this Agreement. OIP shall have performed and complied with all of the covenants, agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Company on or before the Closing Date; and

                  (e) Consents and Approvals. All consents, waivers, approvals, exemptions, authorizations, or other actions by, or notices to, or filings with, any Governmental Authority, self-regulatory agency and other Persons necessary or required in connection with the execution, delivery or performance by OIP or enforcement against OIP of this Agreement in connection with the consummation of the Transactions shall have been obtained or made and be in full force and effect.

         3.4 OIP's Conditions to Closing. OIP's obligation to sell and transfer the Securities to be sold by it to each Purchaser at the Closing is subject to the satisfaction (or waiver by OIP), on or before the Closing Date, of each of the following conditions:

                  (a) Receipt of Purchase Price. OIP shall have received from such Purchaser payment of the purchase price payable by such Purchaser by wire transfer of immediately available funds to the account specified for OIP on Schedule III hereto;

                  (b) No Litigation; No Order. No action, suit or proceeding relating to the Transactions shall be pending that in the reasonable good faith judgment of OIP seeks to restrain or prevent any of the Transactions and has a reasonable probability of success;

                  (c) Representations and Warranties. Such Purchaser's representations and warranties set forth in this Agreement shall have been true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality, in which case, such representations and warranties shall be true and correct without further qualification) when made and shall continue to be true and correct in all material respects on the Closing Date (except, in either case, to the extent that any of such representations and warranties are specifically made as of a date prior to the date of this Agreement, in which case such representations and warranties shall have been true and correct as of the applicable earlier date(s));

                  (d) Compliance with this Agreement. Such Purchaser shall have performed and complied with all of the covenants, agreements and conditions set forth or contemplated herein that are required to be performed or complied with by such Purchaser on or before the Closing Date; and

                  (e) Consents and Approvals. All consents, waivers, approvals, exemptions, authorizations, or other actions by, or notices to, or filings with, any Governmental Authority, self-regulatory agency and other Persons necessary or required in connection with the execution, delivery or performance by such Purchaser or enforcement against

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                                                                      EXHIBIT 16

         such Purchaser of this Agreement in connection with the consummation of the Transactions shall have been obtained or made and be in full force and effect.

         3.5 Closing Deliveries by Each Purchaser. At the Closing, each Purchaser, severally for itself only, shall deliver the purchase price for the Securities being purchased by such Purchaser, as set forth on Schedules I and II hereto, by wire transfer of immediately available funds in the respective amounts payable to MSDW and OIP to their accounts specified on Schedule III hereto, which funds will be delivered in consideration of the Securities being sold to such Purchaser at the Closing by MSDW and OIP, respectively.

         3.6 Closing Deliveries by the Company. At the Closing, each of MSDW and OIP shall deliver (or cause the Company to deliver) to each Purchaser which has complied with its obligations under Sections 3.2, 3.4 and 3.5:

                  (a) a stock certificate representing the shares of Series A Preferred Stock being purchased by such Purchaser, registered in the name of such Purchaser or its nominee(s), as such Purchaser has specified in writing to the Sellers prior to the Closing;

                  (b) a stock certificate representing the shares of Common Stock being purchased by such Purchaser, registered in the name of such Purchaser or its nominee(s), as such Purchaser has specified in writing to the Sellers prior to the Closing; and

                  (c) a Warrant Certificate representing the Common Stock Warrants being purchased by such Purchaser, registered in the name of such Purchaser or its nominee(s), as such Purchaser has specified in writing to the Sellers prior to the Closing.

       ARTICLE 4 - REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS.

         4.1 Purchaser Representations, Warranties and Covenants. Each Purchaser, severally as to itself only and not jointly as to any other Purchaser, hereby represents and warrants to the Company, and agrees with the Company, as follows:

         (a) Such Purchaser has received or electronically been given access to, and has reviewed, copies of the following (collectively, the "Commission Documents"):

                  (i) the Company's annual report on Form 10-KSB for the year ended December 31, 2002 filed with the Commission on March 31, 2003;

                  (ii) the Company's current report on Form 8-K dated June 3, 2003 filed with the Commission on June 5, 2003;

                  (iii) the Company's current report on Form 8-K dated June 27, 2003 filed with the Commission on July 2, 2003;

                  (iv) the Company's quarterly report on Form 10-QSB for the period ended June 30, 2003 filed with the Commission on August 14, 2003;

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                                                                      EXHIBIT 16

                  (v) the Company's current report on Form 8-K dated September 11, 2003 filed with the Commission on September 16, 2003;

                  (vi) the Company's proxy statement for annual meeting of stockholders to be held on September 24, 2003, mailed to stockholders on August 29, 2003 and filed with the Commission on August 29, 2003;

                  (vii) the Company's registration statement on Form SB-2 filed with the Commission on October 20, 2003, as amended by first amendment thereto filed with the Commission on November 14, 2003; and

                  (viii) the Company's quarterly report on Form 10-QSB for the period ended September 30, 2003 filed with the Commission on November 13, 2003.

Such Purchaser understands that no Person has been authorized to give any information or to make any representations for or on behalf of the Company other than as set forth in the Commission Documents, and each Purchaser represents and agrees that it has not relied on any such other information or representations in making a decision to purchase the Securities which such Purchaser agrees to purchase hereunder. Such Purchaser represents that such Purchaser has consulted with its own advisors concerning the purchase of Securities hereunder. Such Purchaser understands that an investment in the Company involves a high degree of risk for the reasons, among others, set forth under the caption "RISK FACTORS" in the Company's registration statement referred to in clause (vii) above.

         (b) Such Purchaser has also been given copies of and has reviewed each of the Ancillary Agreements.

         (c) Such Purchaser represents that it (or, if applicable, each managed account on whose behalf Securities are being purchased by such Purchaser) is a sophisticated investor and an "accredited investor" as defined in Rule 501 under the Securities Act. Such Purchaser further represents that it (or, if applicable, each managed account on whose behalf Securities are being purchased by such Purchaser) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and making an informed investment decision with respect thereto, and can bear the economic risk of loss of the entire investment in the Securities being purchased.

         (d) Such Purchaser acknowledges that it has sole responsibility for its own due diligence investigation and its own investment decision, and that in connection with its investigation and its investment decision, such Purchaser has not relied on any representation by or on behalf of the Company not set forth in the Commission Documents, on the Placement Agent or any Person affiliated with the Placement Agent, on any representation by or on behalf of either Seller not set forth in this Agreement, or on the fact that any other Person has invested or decided to invest in the Securities or in capital stock of the Company.

         (e) Such Purchaser understands and expressly acknowledges and agrees that none of the Securities has been registered or qualified under the Securities Act, or under any applicable securities laws of any State of the United States ("Applicable State Law") and therefore the Securities may not be offered, sold, transferred, assigned, pledged, hypothecated or otherwise

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                                                                      EXHIBIT 16

disposed of, directly or indirectly, unless subsequently registered or qualified under the Securities Act and under Applicable State Law or unless an exemption from the registration requirements of the Securities Act and Applicable State Law is available and an opinion of counsel indicates that such an exemption is available, in each case to the extent permitted by the terms of this Agreement. Such Purchaser further understands and acknowledges that the Ancillary Agreements impose certain further restrictions upon the sale or disposition of any of the Securities including any shares of Common Stock which such Purchaser may acquire pursuant to conversion of shares of Series A Preferred Stock or exercise of any of the Common Stock Warrants.

         (f) Such Purchaser understands and agrees that all certificates representing the shares of Series A Preferred Stock and Common Stock and all of the Warrant Certificates acquired by such Purchaser pursuant to this Agreement shall bear a legend which will be substantially in the form of the following:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS ("APPLICABLE STATE LAW"). THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, TRANSFERRED OR HYPOTHECATED OR OTHERWISE ASSIGNED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT THERE IS AN EXEMPTION FROM REGISTRATION.

In addition, the certificates representing the shares of Series A Preferred Stock and Common Stock and all of the Warrant Certificates acquired by such Purchaser pursuant to this Agreement shall bear the legends required by the Investor Rights Agreement, the Stock Trading Agreement and the Stockholders Agreement in accordance with the terms thereof.

         (g) Such Purchaser (or, if applicable, each managed account on whose behalf Securities are being purchased by such Purchaser) will acquire the Securities pursuant to this Agreement (i) for its own account for investment and not with a view to, or in connection with, the resale or distribution thereof or in any arrangement or understanding with any other persons regarding the distribution of such Securities in violation of the Securities Act, and (ii) subject to the restrictions set forth in the Ancillary Agreements.

         (h) the execution and delivery of this Agreement by such Purchaser and the performance of this Agreement and the consummation by such Purchaser or its advisory clients, as the case may be, of the Transactions have been duly authorized by all necessary action of such Purchaser's directors and stockholders (if a corporation), partners (if a partnership) or members and managers (if a limited liability company) and, if applicable, such Purchaser's advisory clients; and this Agreement, when duly executed and delivered by such Purchaser, will constitute a valid and legally binding instrument, enforceable in accordance with its terms against such Purchaser or any of its advisory clients, as the case may be; except as the enforceability thereof

                                                                      EXHIBIT 16

may be limited by (i) bankruptcy, insolvency, moratorium and other laws affecting the rights and remedies of creditors and secured parties, and (ii) rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity.

         (i)      Such Purchaser represents that:

                  (i) If such Purchaser is a corporation, it is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with all requisite power and authority to perform its obligations under this Agreement. If such Purchaser is a limited liability company, it is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, with all requisite power and authority to perform its obligations under this Agreement. The person executing this Agreement on behalf of such Purchaser is authorized to act for such Purchaser in purchasing the Securities and executing and delivery this Agreement.

                  (ii) If such Purchaser is a corporation acting in an advisory capacity, it is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with full power and authority (corporate and other) to act on behalf of its advisory clients under this Agreement. If such Purchaser is a limited liability company acting in an advisory capacity, it is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, with full power and authority (limited liability company and other) to act on behalf of its advisory clients under this Agreement.

                  (iii) If such Purchaser is a trust, the trustee thereunder has been duly appointed as trustee of such Purchaser with full power and authority to act on behalf of such Purchaser and to perform the obligations of such Purchaser under this Agreement. Furthermore, the trustee under such trust has independently determined that the purchase of the Securities to be purchased by such Purchaser is a suitable investment for such trust as authorized by the terms thereof and applicable laws and regulations.

                  (iv) If such Purchaser is a limited partnership, it is a limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with full power and authority to perform its obligations under this Agreement.

                  (v) If such Purchaser is a limited partnership acting in an advisory capacity, it is a limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with full power and authority to act on behalf of its advisory clients under this Agreement.

                  (vi) If such Purchaser is a corporation, limited liability company, partnership, trust or other form of business entity, the execution and delivery of this Agreement by such Purchaser will not contravene or result in a default under any provision of existing law or regulation to which such Purchaser is subject, the provisions of its trust instrument, charter, by-laws or other governing documents or any indenture, mortgage or

                                                                      EXHIBIT 16

         other agreement or instrument to which it is a party or by which it is bound and does not require on its part any approval, authorization, license or filing from or with any foreign, federal, state or municipal board or agency which has not been obtained or duly made.

                  (vii) If such Purchaser is an individual, he or she has full power and authority to perform his or her obligations under this Agreement.

         (j) No state, federal or foreign regulatory approvals, permits, licenses or consents or other contractual or legal obligations are required for such Purchaser to enter into this Agreement or otherwise purchase the Securities to be purchased by such Purchaser.

         4.2 Each Seller's Representations, Warranties and Covenants. Each of the Sellers, severally for itself and not jointly, hereby represents and warrants to each Purchaser, and agrees with each Purchaser, as follows:

         (a) Such Seller has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, with the requisite power and authority to perform its obligations under this Agreement and to consummate the Transactions on its part contemplated hereby.

         (b) The execution, delivery and performance of this Agreement by such Seller and the consummation by such Seller of the Transactions on its part contemplated hereby have been duly authorized by all necessary corporate or partnership action of such Seller and this Agreement has been duly executed and delivered by such Seller and constitutes a valid and legally binding obligation of such Seller, enforceable in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium and other laws affecting the rights and remedies of creditors and secured parties, and (ii) rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity.

         (c) The execution and delivery by such Seller of this Agreement and the consummation by such Seller of the Transactions on its part herein contemplated do not (i) violate the certificate of incorporation or limited partnership certificate (as applicable) of such Seller, or the By-Laws or agreement of limited partnership (as applicable) of such Seller, or (ii) result in a material violation of any applicable statute or any order, judgment, decree, rule or regulation of any court or Governmental Authority having jurisdiction over such Seller or any of its assets; and (iii) no consent, approval, authorization, order, registration or qualification of or with any such court or Governmental Authority is required for the valid authorization, execution, delivery and performance by such Seller of this Agreement, or the consummation by such Seller of the other transactions on its part contemplated by this Agreement, except for such consents, approvals, authorizations, registrations or qualifications as have been obtained prior to execution of this Agreement by such Seller.

         (d) The Securities to be sold by such Seller to each Purchaser pursuant to this Agreement will be sold and delivered at Closing to each Purchaser free and clear of any liens, security interests or other encumbrances whatsoever, other than (i) restrictions applicable under

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                                                                      EXHIBIT 16

the Ancillary Agreements, and (ii) restrictions generally applicable under state and federal securities laws.

         4.3 Agreement to Pro-Rate Series A Preferred Stock Dividends. Each of the Sellers and each of the Purchasers hereby acknowledges that dividends in respect of the shares of Series A Preferred Stock which are to be sold hereunder are accruing at the rate of 10% per annum and shall be payable on March 31, 2004 for the period from and including January 1, 2004 through March 31, 2004. Each Seller and each Purchaser hereby agrees with respect to the shares of Series A Preferred Stock sold by such Seller to such Purchaser that (i) the purchase price therefore does not take into account accrued unpaid dividends through the Closing Date, and (ii) such dividends, when paid, shall be shared between them on a pro-rata basis, determined based on the number of days during such period such shares of Series A Preferred Stock are held by each of them (with the Closing Date being treated as a day upon which the Purchaser is the holder). Sellers and Purchasers agree to inform the Company of this provision and direct the Company to distribute such dividends according when the same are paid.

         4.4 Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Sellers and the Purchasers herein shall survive the execution of this Agreement, the delivery to the Purchasers of the Securities and the payment therefore.

                            ARTICLE 5 - MISCELLANEOUS

         5.1 Fees and Expenses. Each of the parties hereto shall be responsible for their own expenses incurred in connection with the negotiation and Closing of the purchase and sale of Securities contemplated hereby.

         5.2 Binding Agreement; Assignment. This Agreement shall be binding upon, and shall inure solely to the benefit of, each of the parties hereto, and each of their respective heirs, executors, administrators, successors and permitted assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No Purchaser may assign any of its rights or obligations hereunder to any other person or entity without the prior written consent of each of the Sellers.

         5.3 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only by written execution by all parties.

         5.4 Governing Law; Consent To Jurisdiction; Prevailing Party Legal Fees and Expenses. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK. FURTHERMORE, EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF ILLINOIS IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

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

                                                                      EXHIBIT 16

         IN THE EVENT OF ANY LEGAL PROCEEDING CONCERNING ANY DISPUTE AMONG ANY OF THE PARTIES TO THIS AGREEMENT ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE PREVAILING PARTY OR PARTIES IN SUCH PROCEEDING SHALL BE ENTITLED TO RECOVER REASONABLE ATTORNEYS' FEES AND EXPENSES FROM THE NON-PREVAILING PARTY OR PARTIES.

         5.5 Notices. All notices, requests, consents and other communication hereunder shall be in writing, shall be mailed by first class registered or certified mail, or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

if to either of the Sellers, to:   c/o Morgan Stanley Dean Witter Equity
                                   Funding, Inc.
                                   1585 Broadway
                                   New York, NY  10036
                                   Attn: James Wilmott or Peter Vogelsang

if to Augustine, to:               Augustine Fund LP
                                   141 West Jackson Blvd., Suite 2182
                                   Chicago, IL 60604
                                   Attn:  John Porter or Thomas Duszynski
                                   Telephone: 312-427-5461
                                   Facsimile: 312-427-5396

if to Hurvis Trust, to:            John Thomas Hurvis, Trustee
                                   C/o Old World Industries
                                   4065 Commercial Avenue
                                   Northbrook, IL 60062
                                   Telephone: 847-559-2000
                                   Facsimile: 847-559-2100

If to Kiphart, to:                 Richard P. Kiphart
                                   C/o William Blair & Co.
                                   222 W. Adams Street
                                   Chicago, IL 60606
                                   Telephone: 312-364-8420
                                   Facsimile: 312-236-1655

or to such other address as any party hereto shall designate to the other parties in writing in accordance herewith.

         5.6 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be deemed but one and the same instrument and each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart for each of the parties hereto. Delivery by facsimile by any of the parties hereto of an executed counterpart of this Agreement shall be effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered.

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                                                                      EXHIBIT 16

         5.7 Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         5.8 Confidentiality. Each party hereto hereby agrees that he or it will not publicly disclose, and will not include in any public announcement, the existence of or any of the terms of this Agreement without the prior written consent of each of the other parties, unless such disclosure is required by law or applicable regulation, and then only to the extent of such requirement. Notwithstanding the foregoing, the parties agree that the existence of this Agreement and its terms may be disclosed to the Company and to the other parties to the Investor Rights Agreement, the Stock Trading Agreement and the Stockholders Agreement.

         5.9 Waiver of Conflicts of Interest. The parties acknowledge that Delano Group Securities, LLC, which is controlled by David R. Asplund, has served as Placement Agent for the Sellers with respect to the sale of securities described herein, that David R. Asplund serves on the board of directors of the Company. Each of the parties hereby waives any and all claims of conflicts of interest against Delano Group Securities, LLC arising from or with respect to the transactions contemplated hereby.

[Balance of page intentionally left blank; signature pages follow.]

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                                                                      EXHIBIT 16

         IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first above written.

                  SELLERS:              MORGAN STANLEY DEAN WITTER EQUITY
                                        FUNDING, INC.

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

                                        ORIGINATORS INVESTMENT PLAN, L.P.

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

                  PURCHASERS:           AUGUSTINE FUND LP

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

                                        JOHN THOMAS HURVIS REVOCABLE TRUST

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

                                        ________________________________________
                                        Richard P. Kiphart

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                                                                      EXHIBIT 16

                                   SCHEDULE I

                          SECURITIES TO BE SOLD BY MSDW

                        Shares of Series         Shares of            Common          Aggregate
Purchaser               A Preferred Stock         Common          Stock Warrants   Purchase Price
---------               -----------------         ------          --------------   --------------
Augustine
Fund LP                       33,250               6,672              62,343          $  332,500

John Thomas
Hurvis Revocable
Trust                         14,250               2,856              26,719          $  142,500

Richard P.
Kiphart                       61,750              12,382             115,782          $  617,500

Totals                       109,250              21,910             204,844          $1,092,500

                                                                      EXHIBIT 16

                                   SCHEDULE II

                          SECURITIES TO BE SOLD BY OIP

                        Shares of Series         Shares of            Common          Aggregate
Purchaser               A Preferred Stock         Common          Stock Warrants   Purchase Price
---------               -----------------         ------          --------------   --------------
Augustine
Fund LP                       1,750                  351              3,282            $17,500

John Thomas
Hurvis Revocable
Trust                           750                  150              1,406            $ 7,500

Richard P.
Kiphart                       3,250                  652              6,093            $32,500

Totals:                       5,750                1,153             10,781            $57,500

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

                                                                      EXHIBIT 16

                                  SCHEDULE III

                              PAYMENT INSTRUCTIONS

Payments to MSDW:                   Citibank NY
                                    ABA No: 021-000089
                                    Acct Name: Morgan Stanley
                                    Acct #: 38896527
                                    Ref: Electric City

Payments to OIP:                    Citibank NY
                                    ABA No: 021-000089
                                    Acct Name: Originators Investment Plan L.P.
                                    Acct #: 30421543
                                    Ref: Electric City

                                       18